EXHIBIT 10.1

FEDERAL HOME LOAN BANK OF SEATTLE

Bank Incentive Compensation Plan (BICP) - Annual Executive Plan

As of January 1, 2011

FEDERAL HOME LOAN BANK OF SEATTLE
Bank Incentive Compensation Plan - Annual Executive Plan
TABLE OF CONTENTS

		Page
1.0	Plan Objectives	2
2.0	Definitions	2
3.0	Eligibility	3
4.0	Award Opportunity	4
5.0	Performance Measures	3
6.0	Award Determination	4
7.0	Award Conditions	5
8.0	Plan Communication	5
9.0	Administrative Control	6
10.0	Miscellaneous Conditions	6

Appendix A: 2011 Plan Year
	Award Opportunity	9
	Performance Measures	9

FEDERAL HOME LOAN BANK OF SEATTLE
Bank Incentive Compensation Plan - Annual Executive Plan
PLAN DOCUMENT

1.0	Plan Objectives

1.1	The purpose of the Federal Home Loan Bank of Bank Incentive Compensation Plan - Annual Executive Plan is to achieve four objectives:

1.	Motivate the President and Senior Officers to achieve the Bank's short-term business objectives with a focus on longer-term objectives;

1.1.2
Link executive compensation to be consistent with strategic objectives and the Finance Agency Consent Order - preserving and enhancing member access to liquidity and funding through such things as Asset Improvement, Capital Adequacy (stock repurchase and redemption or dividend payments), Risk Management and Remediation of Examination Findings;

1.1.3	Provide a focus on longer term performance and outcomes through a competitive reward structure for the President and Senior Officers; and

1.1.4	Provide a vehicle for closer Board involvement and communication with management regarding Bank strategic priorities.

1.2
The Plan is a cash-based incentive plan, formulaic in nature and definitive in terms of minimum, target and maximum levels of performance that reflects the base case scenario in the Bank's strategic plan.

1.3	The Award Opportunity and Performance Measures, and other relevant information for a Plan Year are set forth in Appendix A and Appendix B.

2.0	Definitions

2.1	When used in this Plan, the following words and phrases shall have the following meaning:

2.1.1	Award Opportunity is the award percentage (see Appendix A - Table 1) that may be earned at the end of the Plan Year based on achievement of the Performance Measures described in Appendix B - Table 1.

2.1.2	Bank means the Federal Home Loan Bank of Seattle.

2.1.3
Base Salary is defined as the Participant's earned income for the Plan Year, which includes their base pay, overtime (if applicable), before any other add-ons (i.e. bonuses, incentive pay, etc.) and after any adjustments (i.e. leave w/o pay).

2.1.4	Board means the Bank's Board of Directors.

2.1.5	Committee means the Governance, Budget and Compensation Committee of the Board.

2.1.6	Disabled means the Participant is receiving benefits under the Bank's Long Term Disability Plan.

2.1.7	Finance Agency means the Federal Housing Finance Agency.

2.1.8	Participant means an employee who participates in the Plan pursuant to Section 3.0.

2.1.9	Performance Measure means each performance factor that is taken into consideration under the Plan in determining the Participant's incentive award.

2.1.10	Plan means the Bank Incentive Compensation Plan - Annual Executive Plan.

2.1.11
Plan Award means an amount that is determined at the end of the Plan Year based on results of the Performance Measures, subject to adjustments as provided in Section 6.0 and Appendix B - Other Key Objectives.

2.1.12	Plan Year means the calendar year, January 1 through December 31, over which the Performance Measures identified in Appendix B are measured.

2.1.13	President means the President and Chief Executive Officer of the Bank.

2.1.14	Risk Committee means the Risk Committee of the Board.

2.1.15	Senior Officer means a Senior Executive Officer of the Bank who is SVP and above (excluding the President).

2.1.16	Transaction means a single transaction or a single strategy made up of more than one transaction in determining the reporting threshold in Section 5.5.

3.0	Eligibility

1.	Eligibility for participation in the Plan is limited to the President and Senior Officers of the Bank.

3.2
In order to participate in the Plan, all Participants must be employed by the Bank prior to October 1st in the Plan Year. Employees employed on or after October 1st will be allowed participation in the Plan pursuant to Section 10.2.

3.3	Employees who are transferred or promoted into the President or Senior Officer position during the Plan Year will become eligible for this Plan pursuant to Section 10.3.

3.4	If the President or a Senior Officer is a participant in any other annual incentive compensation plan of the Bank he/she will not be eligible to participate in this Plan.

3.5	Contract employees, temporary employees, and part-time employees are not eligible to participate in the Plan.

4.0	Award Opportunity

4.1	There will be two levels of Award Opportunities:

Level I:	President

Level II:	Senior Officers

5.0	Performance Measures

5.1	Performance Measures will be established with respect to each Plan Year as described in Appendix B. Three achievement levels will be set for each Bank Performance Measure:

Threshold	The minimum level of achievement for the Performance Measure(s).

Target	The target level of achievement for the Performance Measure(s).

Superior	The maximum level of achievement for the Performance Measure(s).

5.2	At the beginning of each Plan Year Performance Measures will be reviewed by the Committee, in consultation with the Risk Committee, and approved by the Board.

5.3	The Participant's incentive award will be based on the achievement level of the Performance Measures.

5.4
All Performance Measures are to remain in effect for the entire Plan Year. However, after the Plan Year commences, the Committee, in consultation with the Risk Committee and with Board approval, may modify Bank Performance Measures.

5.5
All Bank transactions that may affect the Retained Earnings Performance Measures by more than $10 million and their impact on incentive compensation shall be reviewed with the Board. The Board shall provide to the Finance Agency, a recommendation and sufficient detail about the transactions to enable determination of the full set of consequences of the decision and an expected time frame for achievement of the Performance Measure.

6.0    Award Determination

6.1	Each Performance Measure will be evaluated at the end of the Plan Year based on performance results at or between threshold and target, or target and superior, as identified in Appendix B - Table 1.

6.2	Based on the results from Section 6.1, an interpolated Award Opportunity will be derived from Appendix A - Table 1, and an incentive award will be determined for each Performance Measure.

6.3
The Plan Award will be the composite of the incentive awards derived in Section 6.2, for each Performance Measure, less any reductions due to non-achievement of Other Key Objectives provided in Appendix B and/or as provided in Section 6.4.

6.4
Depending upon the Board's assessment of severity and taking into consideration other mitigating factors, Participants may receive less than their otherwise earned award if, during the most recent examination of the Bank by the Finance Agency or successor regulator, an unsafe or unsound practice or condition with regard to the Bank was identified, unless the practice or condition took place prior to start of employment, comes to the attention of said Participant prior to examination and is not continued. However,

Participants may receive their earned award provided that the finding of an unsafe or unsound practice or condition is subsequently resolved within the Performance Period in favor of the Bank by the Finance Agency.

7.0	Award Conditions

7.1	No incentive award will be earned on any individual Performance Measure in which the Bank fails to achieve threshold.

7.2
If the Bank fails to achieve threshold level performance on one Performance Measure, individual incentive awards for the Participants shall in no event exceed 66% of the maximum potential award provided in Appendix A. If the Bank fails to achieve threshold level performance on two Performance Measures, individual incentive awards for the Participants shall not exceed 33% of the maximum potential award provided in Appendix A.

7.3
No incentive award will be paid if the Participant does not have satisfactory performance during the Plan Year. Satisfactory performance for each Participant will be determined based on assessment against six dimensions of performance which incorporate the duties of each job with specific weightings and specific tasks: (1) Operating Metrics; (2) Risk Management; (3) External Relations; (4) Leadership; (5) Strategy and Vision; and (6) People and Management.

7.4	Payment of earned Plan Awards will be deferred until the Bank has the ability to repurchase stock by achieving the threshold performance levels.

7.5
Total incentive awards for Participants shall not exceed $511,000 which is 35% of the Participants' aggregate base salaries as of January 1, 2011. However, adjustments to this maximum payout amount will be necessary as Participants' base salaries are adjusted during the plan year or Participants are added or terminated from the Plan pursuant to Sections 10.2 and 10.3.

8.0    Plan Communication

8.1	Communications with Participants regarding the Plan should be made according to the following schedule:

First quarter of Plan Year	#NAME!

After end of Plan Year	Final assessment of Bank Performance Measures and Other Key Objectives.

9.0	Administrative Control

9.1	The Committee will administer the Plan and may delegate day-to-day administration to the Bank's Human Resources Department.

9.2
In addition to the authority expressly provided in the Plan, the Board shall have such authority to control and manage the operation of the Plan and shall have all authority necessary to accomplish these purposes, including, but not limited to, authority over interpretation of the terms of the Plan, the eligibility of any person to participate in the Plan and to receive benefits under the Plan, and any Plan Award payouts from the Plan. The Board's determinations and interpretations regarding the Plan shall be final, binding, and conclusive.

10.0	Miscellaneous Conditions

10.1
Except as provided in Section 10.4, Participants must be employed by the Bank until the pay period in which the Plan Award payments are made - in February of the following year, subject to Finance Agency approval, unless awards are deferred in accordance with Section 7.4.

10.2
Employees of the Bank who are hired on or after October 1st may (i) participate in the plan if nominated by the President and approved by the Committee, and (ii) be eligible to receive a prorated incentive award.

10.3	After the Plan Year commences, employees of the Bank who are promoted into a Senior Officer position will become eligible for this Plan and eligible to receive a pro-rated incentive award.

10.4	The President may nominate Senior Officers who retire, die, or become disabled during the Plan Year to be eligible to receive a prorated award.

10.5	Notwithstanding any Plan provision to the contrary, mere participation in the Plan will not entitle a Participant to an award.

10.6
The designation of an employee as a Participant in the Plan does not guarantee employment. Nothing in this Plan shall be deemed (i) to give any employee or Participant any legal or equitable rights against the Bank, except as expressly provided herein or provided by law; or (ii) to create a contract of employment with any employee or Participant, to obligate the Bank to continue the service of any employee or Participant, or to affect or modify any employee's or Participant's term of employment in any way.

10.7	The right of the Bank to discipline or discharge a Participant shall not be affected by any provision of this Plan.

10.8
In the event the Bank does not achieve threshold performance levels, the President may recommend, with the concurrence of the Committee, eligibility for incentive awards for extraordinary individual performance.

10.9	All incentive awards under the Plan will be paid out through regular payroll and will be subject to applicable payroll tax withholdings and other appropriate deductions.

10.10	Incentive awards will be made as soon as practical following the end of the Plan Year, but no later than the last pay period in February, subject to Finance Agency approval.

10.11
The Board has the right to revise, modify, or terminate the Plan in whole or in part at any time or for any reason, and the right to reduce any recommended incentive award amount, without the consent of any Participant.

10.12
Since no employee has a guaranteed right to any award under this Plan, any attempt by an employee to sell, transfer, assign, pledge, or otherwise encumber any anticipated award shall be void, and the Bank shall not be liable in any manner for or subject to the debts, contracts, liabilities, engagements or torts of any person who might anticipate an award under this program.

10.13	This Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Bank for payment of any award under this program.

10.14	The Plan shall be construed, regulated, and administered in accordance with the laws of the state of Washington, unless otherwise preempted by the laws of the United States.

10.15
If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such provision had not been included herein.

10.16 In accordance with 10.4, if a Participant dies before receiving his or her award, any amounts determined to be paid under this Plan shall be paid to the Participant's surviving spouse, if any, or if none, to the Participant's estate. The Bank's determination as to the identity of the proper payee of any amount under this Plan shall be binding and conclusive and payment in accordance with such determination shall constitute a complete discharge of all obligations on account of such amount.

10.17	Any agreements or representations, oral or otherwise, express or implied, with respect to the subject matter of this Plan which are not contained herein will have no effect or enforceability.

FEDERAL HOME LOAN BANK OF SEATTLE
Bank Incentive Compensation Plan - Annual Executive Plan
APPENDIX A
2011 Plan Year

Award Opportunity (as a percentage of Base Salary)
The Award Opportunity, as a percentage of Base Salary, for the 2011 Plan Year is provided in Table 1.
Table 1 - Award Opportunity

Performance Level	No Award	Threshold	Target	Superior
I - President/CEO	0%	10%	20%	35%
II - Senior Officers (SVP and above)	0%	10%	20%	35%

Performance Measures
There will be three Bank Performance Measures for the 2011 Plan Year (See Appendix B -Table 1 - Performance Measures). The achievement level for Bank performance shall be according to specific measurements as reviewed by the Committee, in consultation with the Risk Committee, and approved by the Board.

FEDERAL HOME LOAN BANK OF SEATTLE
Bank Incentive Compensation Plan (BICP) - Annual Executive Plan
APPENDIX B
2011 Plan Year

Performance Measures
There will be three Bank Performance Measures for the 2011 Plan Year. The achievement level for each Performance Measure shall be based on actual performance results at or between threshold and target, or target and superior according to Table 1.
Table 1 - Performance Measures

Performance Measure	Weight	Threshold	Target	Superior
Retained Earnings	33%	$81	$101	$131
MVE/PVCS*	33%	73.4%	77%	80.1%
AOCL**	33%	$650	$575	$514
*Market Value Equity / Par Value of Capital Stock
**Accumulated Other Comprehensive Loss

Other Key Objectives
In addition to the above Performance Measures, the Committee, taking into consideration the following Other Key Objectives, may reduce in part or in whole awards for all or select Participants:

1.	Operational errors or omissions resulting in material revisions to the financial results, information submitted, to the Finance Agency, or data used to determine Incentive payouts.

2.	Untimely submission of information made to the SEC, OF and/or the Finance Agency.

3.	Insufficient progress made in the timely remediation of examination findings.

4.
Ineffective management of risk and safety and soundness considerations. All significant operational decisions made by management that fall outside the risk management thresholds established in the risk management policy overview approved by the Board will be considered ineffective management and will result in reduced reward payments. The Board approved risk management thresholds are documented in the risk management policy overview approved by the Board.

5.	Participant receives written warning for performance or misconduct or remains on a performance plan.

6.	Unsafe/Unsound practice in Participant's area of responsibility.

7.	Any input received from the FHFA regarding its observations regarding the performance period.

8.	Determination of extraordinary circumstances.